Exhibit 99.1

December 6, 2023: 04:30 PM Eastern Standard Time

Air Industries Group Announces Results for Third Quarter Ended September 30, 2023 and Comments on Business Outlook

Conference Call Scheduled for December 7, 2023

Bay Shore, N.Y.--(BUSINESS WIRE)--Air Industries Group (NYSE American: AIRI), an integrated Tier 1 manufacturer of precision assemblies and components for mission-critical aerospace and defense applications, and a prime contractor to the U.S. Department of Defense, today announced its financial results for the third quarter ended September 30, 2023.

Commenting on the recent results, Lou Melluzzo, CEO of Air Industries Group, expressed optimism about the Company’s trajectory: “Our third quarter of 2023 was challenging and was impacted by shortages of critical raw materials for a certain product. Thankfully, these material shortages have begun to ease and we expect business to rebound in the fourth quarter and 2024 to higher levels of sales and EBITDA.”

Mr. Melluzzo continued, “Our business is beginning to show tangible improvements. Bookings measured on a trailing three-month basis, at September 30, 2023, have more than doubled to over $6 million a month compared to December 31, 2022. We have secured a strategic follow on contract to support the U.S. Navy’s E-2D Aircraft program, solidifying Air Industries’ position as the sole provider of this mission-critical aircraft. As part of this contract, the Company was awarded a not-to-exceed $8.9 million purchase order to fund the acquisition of long lead-time product to support future production.

“These wins are the result of the Company’s continued investment in its business and its people. Because of this investment, we have great momentum in business development and expect to continue to drive our bookings and sales levels higher from here”.

Third Quarter 2023 Results

●	Consolidated net sales for the third quarter ended September 30, 2023 were $12.3 million, a decrease of $912,000 or (6.9%) from $13.2 million in the second quarter of 2023, and $985,000 or (7.4%) lower than sales of $13.3 million in the third quarter of 2022.

●	Consolidated gross profit for the third quarter of 2023 was $1.2 million, a decrease of $942,000 or (43.4%) from $2.2 million in the second quarter of 2023, and $1.0 million or (45.2%) lower than $2.2 million in the third quarter of 2022.

●	Gross profit margin was 10.0% of sales for the third quarter of 2023, 16.4% of sales for the second quarter of 2023, and 16.9% for the third quarter of 2022.

●	Operating expenses for the third quarter of 2023 were $2.0 million, 3.5% lower than $2.1 million in the second quarter of 2023 and 2.4% lower than $2.1 million in the 2022 third quarter.

●	The Company incurred an operating loss of $796,000 in the third quarter of 2023 compared with operating income of $72,000 in the 2023 second quarter, and operating income of $169,000 in the third quarter of 2022.

●	Interest and financing costs for the three months ended September 30, 2023 were $516,000 compared with $480,000 in the second quarter of 2023, and $323,000 for the three months ended September 30, 2022. The increases in interest expense resulted from increases in the prime rate and from higher loan balances.

●	The net loss for the third quarter of 2023 was $1.3 million compared with a net loss of $395,000 in the second quarter of 2023, and a net loss of $142,000 in the third quarter of 2022.

Nine-Month 2023 Results

●	For the first nine months of 2023, consolidated net sales totaled $38.0 million, a decrease of $1.3 million or (3.3%) from $39.3 million in the comparable 2022 period.

●	Consolidated gross profit for the first nine months of 2023 was $5.3 million, a decrease of $1.5 million or (21.8%) from $6.7 million in the comparable period of 2022. Gross profit margin was 13.9% of sales for the nine months ended September 30, 2023 compared with 17.1% for the first nine months of 2022.

●	Operating expenses for the nine months ended September 30, 2023 were $6.2 million, increasing $44,000 from $6.1 million in the 2022 period.

●	The operating loss for the nine months ended September 30, 2023 was $882,000 compared with operating income of $626,000 reported for the 2022 period.

●	Interest and financing costs for the nine months ended September 30, 2023 totaled $1.5 million compared with $935,000 in the 2022 period, an increase of $537,000 or 57.4%, mainly due to the effect of increases in the prime rate and from higher loan balances.

●	Net loss for the nine months ended September 30, 2023 was $2.3 million, compared with a net loss of $177,000 in the 2022 period.

●	Adjusted EBITDA for the nine months ended September 30, 2023 was $1.3 million.

Reconciliation of Net (Loss) to Adjusted EBITDA (in thousands)

For the Nine Months Ended September 30, 2023

Net Loss	$(2,312)
Add-backs to EBITDA
Interest	1,472
Taxes	-
Depreciation & Amortization	1,904
EBITDA	1,064
Add-backs to Adjusted EBITDA
Goodwill	-
Stock Compensation	260
Adjusted EBITDA	$1,324

Additional information about the Company can be found in its filings with the SEC and by visiting the website at www.airindustriesgroup.com.

Investor Conference Call

Management will host a conference call on Thursday, December 7, 2023 at 4:30 PM Eastern Time

Conference Toll-Free Number 877-524-8416

AIR INDUSTRIES GROUP is an integrated Tier 1 manufacturer of precision assemblies and components for mission-critical aerospace and defense applications, and a prime contractor to the U.S. Department of Defense.

Forward Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Adjusted EBITDA

The Company uses Adjusted EBITDA, a Non-GAAP financial measure as defined by the SEC, as a supplemental profitability measure because management finds it useful to understand and evaluate results, excluding the impact of non-cash depreciation and amortization charges, stock based compensation expenses, and nonrecurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items. This calculation may differ in method of calculation from similarly titled measures used by other companies and may be different than the EBITDA calculation used by our lenders for purposes of determining compliance with our financial covenants. This Non-GAAP measure may have limitations when understanding performance as it excludes the financial impact of transactions such as interest expense necessary to conduct the Company’s business and therefore are not intended to be an alternative to financial measure prepared in accordance with GAAP. The Company has not quantitatively reconciled its forward looking Adjusted EBITDA target to the most directly comparable GAAP measure because such items such as amortization of stock-based compensation and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company’s control, or cannot be predicted. For example, quantification of stock-based compensation is not possible as it requires inputs such as future grants and stock prices which are not currently ascertainable.

Contact Information

Air Industries Group

Investor Relations

631.328.7078

ir@airindustriesgroup.com

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